Exhibit 99.1

KCI Targets Further Global Expansion with the Appointment of
New President for Europe, Middle East and Africa

SAN ANTONIO – November 29, 2007- Kinetic Concepts, Inc. (NYSE: KCI), a global medical technology company with leadership positions in advanced wound care and therapeutic services, today announced the appointment of TLV Kumar to the newly-created position of President – Europe, Middle East and Africa (EMEA) and member of the KCI Executive Committee. In this role, Kumar will report directly to Catherine Burzik, President and CEO, and will be responsible for developing and implementing the company’s growth strategies for its V.A.C.® Therapy and therapeutic surfaces businesses throughout the region.  He will be based in KCI’s Amstelveen, The Netherlands office.

A veteran business leader with nearly 30 years of management experience, Kumar joins KCI from Applied Biosystems, where he was President - Asia Pacific, a region made up of 17 countries that contributed nearly 20% of the company’s global revenues. He previously held positions at Royal Philips Electronics, including Chief Operations Officer- Asia Pacific for Philips Medical Systems, overseeing marketing, product management, customer service and supply chain. In other roles with Philips Medical Systems, he served as Vice President and Regional Director - Middle East and Africa (based in Dubai), Managing Director - India, and Vice President - Sales and Marketing for India.

Kumar began his business career at Blue Star Limited, a maker and distributor of electronics and industrial systems, where he spent nearly 20 years in positions of increasing responsibility that included Vice President with responsibility for India.

“Expanding the availability of our innovative wound care and surfaces therapies in the EMEA region is a critical part of our growth strategy,” said Catherine Burzik, President and CEO for KCI. “TLV Kumar is a strong addition to our leadership team. His experience building and managing profitable, growth-oriented, businesses in large regions will be invaluable as we accelerate our global expansion plan.”

Kumar received his undergraduate degree in Commerce and a master’s of business administration from the University of Madras in India.

Lynne Sly, who had assumed additional responsibility as President - KCI International for the past eight months, will return to San Antonio on a full-time basis as Global President for KCI’s Therapeutic Surfaces.

About KCI

Kinetic Concepts, Inc. is a global medical technology company with leadership positions in advanced wound-care and therapeutic surfaces.  We design, manufacture, market and service a wide range of proprietary products that can improve clinical outcomes and can help reduce the overall cost of patient care.  Our advanced wound-care systems incorporate our proprietary Vacuum Assisted Closure®, or V.A.C.® Therapy technology, which has been demonstrated clinically to promote wound healing through unique mechanisms of action and can help reduce the cost of treating patients with serious wounds.  Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address pulmonary complications associated with immobility, to reduce skin breakdown and assist caregivers in the safe and dignified handling of obese patients.  We have an infrastructure designed to meet the specific needs of medical professionals and patients across all health care settings, including acute care hospitals, extended care organizations and patients’ homes, both in the United States and abroad.  For more information, visit www.kci1.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s plans for future growth. These forward-looking statements are based on our current expectations and are subject to a number of uncertainties. All information set forth in this release is as of its date, and we undertake no duty to update this information. More information about the company is described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, both of which are on file with the SEC and available at the SEC’s Web site at www.sec.gov.

FOR MORE INFORMATION CONTACT:

Media Relations:
Kristie Madara, 210-255-6232
Kristie.madara@kci1.com

Investor Relations:
David Holmes, 210-255-6892
David.holmes@kci1.com